May 9, 1995


John Hancock Properties Limited
 Partnership
C/O John Hancock Realty
 Equities, Inc.
200 Berkeley St.
Boston, MA  02117

Attention:   Scott E. Morrow, Assistant Vice President


Northgreen Partners
388 Pearl Street
P.O. Box 529
Eugene, OR  97440-2050

Attention:   E. Danell Giustina, Managing Partner

Re: John Hancock Properties Limited Partnership, a Massachusetts limited partnership (the "Borrower")
    Northgreen Partners, an Oregon general partnership (the "New
    Borrower")
    Great-West Life & Annuity Insurance Company, a Colorado corporation (the "Lender")
    Northgreen Apartments
    1800 Cal Young Road
    Eugene, OR (the "Property")
    Loan No. OR 70235 (the "Loan")
    Assumption of Loan

Gentlemen:

This letter agreement amends and supersedes in its entirety that certain letter from the Lender dated April 11, 1995.

In response to your most recent request and provided that the terms, conditions and other requirements set forth herein are fully complied with, the Lender hereby consents to the transfer of the Property to, and the assumption of the Loan by the New Borrower, as is more particularly described hereinbelow. The specific terms, conditions and other requirements to the Lender's consent are as follows:

Loan No. OR 70235
May 9, 1995
Page 2

1. Loan Documents. The documents which evidence, secure and otherwise relate to the Loan include, without limitation, the following: (a) that certain Note Secured by Deed of Trust dated September 12, 1988 executed by the Borrower payable to the Lender's predecessor in interest, The Great-West Life Assurance Company, a Canadian corporation ("Assurance"), in the original principal amount of $5,000,000.00 (the "Note"); (b) that certain Trust Deed granted by the Borrower for the benefit of Assurance dated September 12, 1988 and recorded September 15, 1988 in the Lane County, Oregon records as Reception No. 8838512 (the "Deed of Trust"); (c) that certain Absolute Assignment of Leases from the Borrower to Assurance dated September 12, 1988 and recorded September 15, 1988 in the Lane County records as Reception No. 8838513 (the "Lease Assignment"); and (d) that certain Environmental Warranty and Indemnification Agreement from the Borrower to Assurance dated September 12, 1988 (the "Environmental Agreement"). The foregoing documents and all other documents and agreements evidencing, securing or otherwise relating to the Loan, as any of them may be modified, shall hereinafter be collectively referred to as the "Loan Documents."

The Deed of Trust was assigned by Assurance to the Lender pursuant to that certain Assignment of Trust Deed by Beneficiary dated December 19, 1989 and recorded December 26, 1989 in the Lane County, Oregon records as Reception No. 8958220. The Lease Assignment and the Environmental Agreement were assigned by Assurance to the Lender pursuant to that certain Assignment of Miscellaneous Documents dated November 19, 1989 and recorded December 26, 1989 in the Lane County, Oregon records as Reception No. 8958227.

2. No Defaults. No defaults shall have occurred which are then continuing under the Loan as of the date of transfer of the Property to the New Borrower.

3. Acknowledgment of Current Loan Balance. The Borrower hereby acknowledges that the current outstanding balance of the Loan as of April 17, 1995, when the May payment was received and applied, is $4,603,711.10.

4. Transfer of Property; Assumption Fee. It is the Lender's understanding that the Property shall be conveyed to and the Loan shall be assumed by the New Borrower pursuant to the terms and conditions of that certain fully executed Purchase and Sale Agreement dated March 13, 1995 (the "Purchase Agreement"), a copy of which has been provided to the Lender. The Purchase Agreement provides, among other things, for a purchase price of $9,200,000.00 (comprised of assumption of the Loan with the balance to be paid at Closing), payment by the Borrower of the costs of assuming the Loan and a closing date of May 30, 1995 (the "Closing").

Notwithstanding anything to the contrary set forth at paragraph 9 of the Deed of Trust, the Lender hereby consents to the foregoing described transfer of the Property to and assumption of the Loan by the New Borrower subject to such transaction being concluded substantially in accordance with the Purchase Agreement and payment to the Lender of a non-refundable assumption fee in the amount of $46,000.00 (the "Assumption Fee"), which shall be remitted at Closing, and subject further to the New Borrower's execution of an assumption agreement prepared by the Lender's local counsel as described hereinbelow, and to the Lender's receipt and approval of the following documents:

Loan No. OR 70235
May 9, 1995
Page 3

    (i) written evidence of the authority of the Borrower to transfer the Property to the New Borrower, and the authority of the officer signing on behalf of the Borrower's corporate general partner to execute and deliver the documents necessary to effect such transfer;

   (ii) written evidence of the authority of the New Borrower to purchase the Property and assume the Loan and designating which of its partners shall have the authority to execute any and all documents in connection therewith, and the authority of the general partner (if less than all) signing on behalf of the New Borrower to execute and deliver the documents necessary to effect the purchase of the Property and assumption of the Loan;

  (iii) certified copies of the New Borrower's Partnership Agreement and any amendments thereto;

   (iv) a fictitious or trade name affidavit, as applicable, for the New Borrower;

    (v) copies of any and all other documents regarding the Property and/or the New Borrower, which are furnished or prepared in connection with the due diligence with respect to the sale of the Property to and assumption of the Loan by the New Borrower, including, without limitation environmental assessment reports, surveys, engineers reports, title commitments, etc.; and

   (vi) a copy of the fully executed recorded Warranty Deed, Bill of Sale, and Settlement Statements for the Borrower, as seller, and the New Borrower, as purchaser, evidencing, among other things, the purchase price of $9,200,000.00, as adjusted by prorations provided in the Purchase Agreement.

5. Assumption Agreement. Promptly after receipt of this fully executed letter agreement an assumption agreement shall be prepared in recordable form by the Lender's local counsel, Stoel, Rives, Boley, Jones & Gray, whereby the New Borrower shall assume all payment and performance obligations of the Borrower under the Loan Documents without releasing the Borrower from liability thereunder for any matters arising prior to Closing, subject, however, to the limited recourse provisions of the Loan Documents (the "Assumption Agreement"). The Assumption Agreement shall be executed on or before the Closing and thereafter promptly recorded in the real estate records of Lane County, Oregon.

6. Limitation on Lender's Consent. The foregoing consent on the part of the Lender to the transfer of the Property to and assumption of the Loan by the New Borrower is expressly limited to the particular transaction described hereinabove and shall not be deemed, nor shall it operate as a consent to any future or successive transfers or assumptions.

7. Title Insurance; Endorsement. The Lender shall be furnished with a copy of the title commitment and the owner's policy of title insurance which are provided to the New Borrower with respect to the Property. If the Lender's local counsel deems it necessary, the Loan Policy of Title Insurance issued by Ticor Title Insurance Company of California on September 15, 1988, Policy No. L033073, shall be endorsed at the sole expense of the Borrower to reflect the vesting of fee title in the New Borrower and the recordation of the Assumption Agreement.

Loan No. OR 70235
May 9, 1995
Page 4

8. Modifications in Writing. This letter agreement maybe modified or amended only in writing signed by the parties hereto. No oral modification or amendment to this letter agreement shall be effective.

9. Costs, Fees and Expenses. All costs, fees and expenses incurred in connection with the transactions described herein, including, without limitation, the fees and expenses of the Lender's local counsel, title costs, and recording and filing fees, shall be paid immediately when and as due by the Borrower and the New Borrower in accordance with their agreement set forth at paragraph 9 of the Purchase Agreement. Any failure to pay the foregoing costs, fees and expenses when due shall constitute an event of default under the Loan, whereupon the Lender shall be entitled to exercise all remedies available to it at law, in equity and under the Loan Documents, as they may be modified, including, without limitation, the right of the Lender to add the amount of such defaulted costs, fees or expenses to the indebtedness evidenced by the Note.

10. No Consents. The Borrower and the New Borrower hereby represent to the Lender that no consent of any person or entity not a party hereto is required, and they hereby agree to and do indemnify, defend and hold harmless the Lender from and against any and all loss, damage or liability whatsoever, including, without limitation, attorneys' fees and costs, arising from any failure to obtain the consent of any such person or entity which is not a party hereto.

11. Binding Effect. This letter agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties hereto and the successors and assigns of the Lender.

12. No Release of Makers or Collateral. It is hereby expressly agreed that execution of this letter agreement shall not effect a release of any makers, guarantors or any other party to the Loan Documents or any other undertakings in connection therewith, nor shall this letter agreement effect a release of any collateral given at any time to secure payment of the Loan.

13.   Ratification.  It is hereby expressly agreed that the Loan
Documents shall be and remain in full force and effect and are hereby ratified and affirmed in their entirety, including, without limitation, the Borrower's limited recourse liability for payment and performance obligations under the Loan.

14. No Waiver of Lender's Rights. It is hereby acknowledged and agreed that nothing contained herein shall be deemed or shall operate to waive or affect in any way whatsoever the rights of the Lender to enforce the Loan Documents and the Lender expressly reserves all rights it may have to pursue any and all available remedies existing at law, in equity or under the Loan Documents, subject, however, to the limited recourse provisions of the Loan Documents. No course of dealing or conduct shall be effective per se to amend, waive, release or change the provisions in the Loan Documents.

Loan No. OR 70235
May 9, 1995
Page 5

15. Counterparts. This letter agreement may be executed in one or more counterparts, which, when taken together, shall constitute one original agreement.

Please indicate your acceptance of the foregoing terms, conditions and other requirements by signing in the space provided below on the duplicate originals of this letter agreement enclosed herewith and returning them to the attention of the undersigned on or before May 16, 1995. This letter agreement shall become a binding agreement upon the Lender's receipt of the fully executed letter agreement.

Very truly yours,

LENDER:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado corporation


By:   RANDIE TAYNER
      ------------------------
      Randie Tayner
      Assistant Vice President
      Mortgage Investments

By:   R.H. OLESON
      ------------------------
      R.H. Oleson
      Vice President
      Mortgage Investments

Loan No. OR 70235
May 9, 1995
Page 6

Agreed to and accepted by the Borrower this 11th day of May, 1995.

The undersigned Borrower hereby represents and warrants that its execution of this letter agreement and the performance of its obligations hereunder have been duly authorized by the requisite partnership and corporate acts and that performance of its obligations hereunder shall not violate applicable provisions of any law, its Limited Partnership Agreement or the Articles of Incorporation and Bylaws of its corporate general partner, John Hancock Realty Equities, Inc.

BORROWER:

JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP, a Massachusetts limited partnership

                                              (Seal)
By:  John Hancock Realty Equities, Inc.,
     a Delaware corporation,                  Attest:
     its General Partner

     By:  SCOTT E. MORROW                     SANDRA L. SILBERT
          ------------------------            ------------------------
          Scott E. Morrow                     Name:  Sandra L. Silbert
          Assistant Vice President            Title:  Secretary

Being the Sole General Partner of the Borrower

The undersigned New Borrower hereby represents and warrants that its execution of this letter agreement and the performance of its obligations hereunder have been duly authorized by the requisite partnership acts and that performance of its obligations hereunder shall not violate applicable provisions of any law or its Partnership Agreement.

NEW BORROWER:

NORTHGREEN PARTNERS,
an Oregon general partnership

By:  E. DANELL GIUSTINA                       MAY 12, 1995
     -----------------------                  --------------------
     E. Danell Giustina                       Date of Acceptance
     Managing General Partner

Loan No. OR 70235
May 9, 1995
Page 7

pc:  J. Cahan, Assistant Counsel, Investments-Legal, 2T2
     D. Vande Vrede, Associate Manager, Mortgage & Real Estate
     Administration, 2T2
     J. Ryan, Assistant Manager, Mortgage Administration, 2T2
     V. Kenney, Legal Assistant, Investments-Legal, 2T2
     S. Martens, Associate Manager, Mortgage Closing, 3T2
     Thomas R. Nicolai, Esq., Stoel, Rives, Boley, Jones and Gray (via facsimile (503) 220-2480)
     Rohn M. Roberts, Esq., Arnold Gallagher Saydack Percell and
     Roberts, P.C. (via facsimile (503) 484-0536)
     Nathaniel I. Margolis, Esq., Assistant Counsel, John Hancock
     Realty Equities, Inc.